    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999
                          REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                               -----------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------


                                QUEPASA.COM, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                                               86-0879433
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

             400 E. VAN BUREN, FOURTH FLOOR, PHOENIX, ARIZONA 85004
                    (Address of Principal Executive Offices)

          QUEPASA.COM, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                                GARY L. TRUJILLO
                                QUEPASA.COM, INC.
                         400 E. VAN BUREN, FOURTH FLOOR
                                PHOENIX, AZ 85004
                                 (602) 716-0100
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                    COPY TO:
                               JEFFREY M. KNETSCH
                         BROWNSTEIN HYATT & FARBER, P.C.
                             410 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 223-1100


                         CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                         Proposed Maximum      Proposed Maximum
      Title of Securities             Amount to be      Offering Price per    Aggregate Offering         Amount of
        to be Registered             Registered (1)          Share (2)             Price (2)          Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        20,000 shares             $1.00                $20,000                 $5.56
per share                            25,000 shares             $1.50                $37,500                $10.48
                                    150,000 shares             $8.00             $1,200,000               $333.60
========================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional securities that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the prices at which the options may be exercised.


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          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Explanatory Note: Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Registrant's Prospectus, dated June 24, 1999, filed pursuant to Rule 424(b) under the Securities Act;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Prospectus referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated March 16, 1999.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Registrant's Articles of Incorporation, as amended (the "Articles"), provide that the liability of the Registrant's directors and officers for monetary damages for breach of fiduciary duty is eliminated to the fullest extent permitted by Nevada law and that the Registrant's officers and directors shall be indemnified by the Registrant against any liability to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Registrant's Amended and Restated Bylaws (the "Bylaws") provide that the Registrant shall indemnify the currently acting and former directors, officers, employees and agents of the Registrant or another corporation, partnership, joint venture, trust, association or other enterprise against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined that such person reasonably believed (i) in the case of conduct in his official capacity with the Registrant, that his conduct was in the Registrant's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the Registrant's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.



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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                             DESCRIPTION OF DOCUMENT
-------                            -----------------------
4.1 The Registrant's Amended and Restated 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, SEC File No. 333-74201).
5.1       Opinion of Brownstein Hyatt & Farber, P.C.
23.1      Consent of Ehrhardt Keefe Steiner & Hottman, P.C.
23.2      Consent of Brownstein Hyatt & Farber, P.C.  (included in Exhibit 5.1).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the

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opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 1, 1999.

                              QUEPASA.COM, INC.,
                              a Nevada corporation

                              By:    /s/ Gary L. Trujillo
                                 -----------------------------------------------
                              Name:  Gary L. Trujillo
                              Title: Chairman and Chief Executive Officer
                                     (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME                                             TITLE                                            DATE
----                                             -----                                            ----
          /s/ GARY L. TRUJILLO                   Chairman and Chief Executive Officer             October 1, 1999
---------------------------------------          (Principal-Executive-Officer)
              Gary L. Trujillo


          /s/ ALLEN R. DUNAWAY                   Chief Financial Officer                          October 1, 1999
---------------------------------------          (Chief-Financial-Officer)
              Allen R. Dunaway


           /s/ JUAN C. GALAN                     Controller                                       October 1, 1999
---------------------------------------          (Chief-Accounting-Officer)
               Juan C. Galan


         /s/ L. WILLIAM SEIDMAN                  Director                                         October 1, 1999
---------------------------------------
             L. William Seidman


           /s/ ALAN J. SOKOL                     Director                                         October 1, 1999
---------------------------------------
               Alan J. Sokol


         /s/ JERRY J. COLANGELO                  Director                                         October 1, 1999
---------------------------------------
             Jerry J. Colangelo


                                                 Director                                         October 1, 1999
---------------------------------------
            Jeffrey S. Peterson


          /s/ DR. LOUIS OLIVAS                   Director                                         October 1, 1999
---------------------------------------
              Dr. Louis Olivas


                                                 Director                                         October 1, 1999
---------------------------------------
            Jose Maria Figueres

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENT
-------                          -----------------------

 4.1 The Registrant's Amended and Restated 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, SEC File No. 333-74201).
 5.1      Opinion of Brownstein Hyatt & Farber, P.C.
23.1      Consent of Ehrhardt Keefe Steiner & Hottman, P.C.
23.2      Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1).


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